UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	August 29, 2008

PROXIM WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1561 Buckeye Drive, Milpitas, CA	95035
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 383-7600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Effective August 29, 2008, Proxim Wireless Corporation (“Proxim”) and its wholly owned subsidiary Terabeam Corporation (“Terabeam”) entered into an Asset Purchase Agreement (the “APA”) with Renaissance Electronics Corp. (“Renaissance”) and its wholly owned subsidiary HXI, LLC (“HXI” and together with Renaissance, “Buyer”).

Pursuant to the APA, Terabeam sold to Buyer generally its assets relating to its Harmonix Division in Haverhill, Massachusetts.  Among the assets transferred were US Patent Number 6,163,231 and US Trademark 2,655,290 - the GigaLink® trademark.  The purchase price for these assets was approximately $5.3 million after adjustments.  Of this amount, $750,000 was retained by the Buyer as a deposit towards product purchases under the OEM Agreement described below and the remaining approximately $4.6 million has been paid in cash to Terabeam.  From an accounting perspective, Proxim currently expects to recognize a net gain of approximately $2.3 million from this transaction.  However, that number has not been finalized or reviewed by Proxim’s independent accountants and is subject to change.

Terabeam and Proxim generally remain responsible for obligations relating to the Harmonix Division prior to August 29, 2008, while the Buyer generally is responsible for obligations relating to the Harmonix Division after August 29, 2008.  All the employees of the Harmonix Division have been terminated by Terabeam, and substantially all of those employees have been hired by Buyer.

In the APA, Proxim and Terabeam made customary financial and non-financial representations and warranties about the assets being transferred and the business of the Harmonix Division.  Most of the representations and warranties survive until August 29, 2009 but a limited number are of unlimited duration.  Terabeam and Proxim, on the one hand, and Buyer on the other hand indemnified each other in the APA for liabilities arising out of breaches of their representations, warranties, and covenants contained in the APA as well as liabilities relating to the Harmonix Division for which the respective parties are liable under the terms of the APA.  Proxim’s and Terabeam’s combined liability in connection with the transactions contemplated by the APA is limited in the APA to $4.0 million through August 29, 2009 and $2.0 million from August 30, 2009 through August 29, 2010 (with the aggregate liability in the two years limited to a total of $4.0 million).  Through August 29, 2010, Proxim and Terabeam and their current corporate affiliates agreed (i) not to compete with or solicit customers or suppliers of the millimeter wave components, subassemblies, and subsystems business of the Harmonix Division and (ii) not to solicit any former Harmonix Division employee or agent to terminate his or her relationship with Buyer.  This limitation specifically does not prohibit Proxim or Terabeam from continuing to engage in the millimeter wave radio business.

In connection with the transactions contemplated in the APA, the following agreements were also entered:

•
Proxim and Buyer entered into an Original Equipment Manufacturer Agreement, also dated August 29, 2008.  This agreement contains customary terms and conditions for Buyer to continue to supply to Proxim the same GigaLink® millimeter wave radios that previously had been supplied to Proxim by its then-internal Harmonix Division.  In the OEM Agreement, Proxim agreed to purchase at least $1.5 million of GigaLink radios from Buyer by August 29, 2009 so long as Buyer has performed its obligations under the OEM Agreement.  As described above, the Buyer has retained $750,000 of the purchase price as a deposit towards this $1.5 million purchase commitment.  In return, the Buyer agreed not to sell any GigaLink radios to any other party at a price below a specified percentage above the price at which Buyer sells the GigaLink radios to Proxim.

•
Proxim entered into a Patent License Agreement with HXI dated as of August 29, 2008.  In that agreement, Proxim granted HXI a license under United States Patent Number 6,700,549B2 with respect to any products covered by that patent, but only to the extent such products (a) were developed and sold commercially by the Harmonix Division prior to August 29, 2008 or (b) in the process of being developed by the Harmonix Division prior to August 29, 2008 and are sold commercially on or before August 29, 2009.  This license is exclusive to HXI with respect to the products within the scope of the license.  Also in the Patent License Agreement, Proxim agreed not to sue HXI for any infringement of specified patents of Proxim with respect to products that were developed and sold commercially by the Harmonix Division prior to August 29, 2008 so long as HXI has complied with its obligations to Proxim, including without limitation, its obligations set forth in the OEM Agreement described above.

•
Proxim and the Buyer entered into a Transitional Services Agreement dated as of August 29, 2008 pursuant to which Proxim agreed to provide various accounting, informational, website, and email transitional services to the Buyer for a limited period of time.

•
Proxim and the Buyer entered into an Assignment and Assumption of Lease as of August 29, 2008 relating to the facility located in Haverhill, Massachusetts used by the Harmonix Division.  In that agreement, Proxim transferred to the Buyer, and the Buyer assumed from Proxim, the obligations relating to the October 7, 2005 lease for that facility (which lease is described in the Form 8-K filed by Proxim with the Securities and Exchange Commission on October 26, 2005).  However, this assignment does not release Proxim from its obligations under that lease, provided, however, that Proxim shall have no liability or obligations relating to or arising from (a) any amendment or modification of that lease or (b) any renewal or extension of the term of that lease beyond the initial scheduled term of that lease.  Under that assignment, Proxim and Buyer, respectively, indemnified each other for obligations arising under that lease before or after, respectively, August 29, 2008.  Adom Realty Trust, the landlord under the lease, signed and consented to this Assignment and Assumption of Lease.

The foregoing description of the Asset Purchase Agreement and the Assignment and Assumption of Lease does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Asset Purchase Agreement attached hereto as Exhibit 2.1 and the Assignment and Assumption of Lease attached hereto as Exhibit 10.1, which are incorporated herein by reference.

On September 3, 2008, Proxim issued a press release announcing the matters described above.  A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM WIRELESS CORPORATION

Dated: September 4, 2008	By:	/s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title

2.1	Asset Purchase Agreement, dated as of August 29, 2008, among Proxim Wireless Corporation, Terabeam Corporation, Renaissance Electronics Corp., and HXI, LLC

10.1	Assignment and Assumption of Lease, dated as of August 29, 2008, between Proxim Wireless Corporation and Renaissance Electronics Corp. and HXI, LLC and consented to by Adom Realty Trust

99.1	Press release dated September 3, 2008

4